PURCHASE AND SALE AGREEMENT

     This Agreement is made, entered into and effective this 1st day of January, 1996 (hereinafter the "Effective Date"), by and between WALLSTREET RACING STABLES, INC., a Colorado corporation (hereinafter referred to as "Purchaser"), duly authorized and empowered to transact all lawful business for which corporations may be engaged under the terms and conditions of the Colorado Business Corporations Act 7-101-101 et seq, with its principal place of business located at 5525 Erindale Drive, Suite 201, Colorado Springs, Colorado 80918, and WALLSTREET RACING STABLES III, a Colorado General Partnership (hereinafter referred to as "Seller" ),duly authorized and empowered to transact all lawful business for which partnerships may be engaged under the terms and conditions of the Colorado Uniform Partnership Law 7-60-101 et seq, with its principal place of business at 5525 Erindale Drive, Suite 201, Colorado Springs, Colorado 80918.

                            RECITALS

     WHEREAS the Seller, a Partnership consisting of six individual Partners, owns an undivided Fifteen percent (15%) interest in and to that certain thoroughbred race horse known as "Da Hoss";

     WHEREAS the Purchaser is desirous of obtaining the Seller's interest in and to that certain thoroughbred race horse known as Da Hoss.

     NOW THEREFORE, in consideration of the mutual promises and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller hereby agree as follows:

                           ARTICLE I
                       Purchase and Sale

     1.01 Conveyance.    Subject to the terms, conditions and
consideration hereinafter set forth, Seller agrees to sell and Purchaser agrees to purchase an undivided Fifteen percent (15%) interest in and to Da Hoss as of the Effective Date of this Agreement. In addition, the Seller hereby covenants and agrees to deliver to the Purchaser a valid and enforceable Bill of Sale and all such other documents as may be necessary in order to transfer the Seller's interest in and to Da Hoss to the Purchaser including, but not limited to, all registration documents required by the Jockey Club of America evidencing the Purchasers ownership of Da Hoss.

     1.02 Purchase Price.     The total consideration for the
transfer of the Seller's interest in and to that certain Fifteen percent (15%) of Da Hoss shall be 80,000 shares of the Purchaser's Common Stock, valued at $1.00 per share, which the Purchaser shall transfer to the Seller upon execution of this Agreement.

          A. Upon receipt and acceptance of an executed combined Subscription Agreement and Purchaser Questionnaire, in substantially the same form as is attached hereto as Exhibit "A" and incorporated by reference, executed by a duly authorized and empowered representative of the Partnership, the Purchaser shall issue in the name of the Partnership, that number of the Purchaser's Common Shares as described hereinabove.

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     1.03 Valuation of Common Shares.   For the purposes of this
transaction, the parties hereby agree that the shares of the Purchaser shall be valued at $1.00 per share.

     1.04 Nature of Securities Issued. The Seller understands that the Shares contemplated to be transferred by the terms and conditions of this Agreement are "Restricted Securities" as that term is defined in Rule 144 under the Securities Act of 1933, as amended, and applicable state securities laws. Accordingly, Seller warrants that the Shares acquired may not be offered or resold except pursuant to registration under such Act or exemptions from such registration provisions. The Purchaser has not conferred any rights to registration upon the Seller.

                           ARTICLE II
                 Representations and Warranties

     2.01 Representations of Seller.    Seller  represents and
warrants to Purchaser as follows:

          A. Seller warrants that it has fully considered the fact that a high degree of risk is associated with any investment in the Purchaser, and that the risks associated with such an investment include, but are not limited to, the following:

               (i) the Purchaser's lack of operating
               history and limited financial resources;

               (ii)  substantial dilution may result
               from subsequent sales of additional
               securities by the Purchaser; and

               (iii)  No public market exists for the
               Purchaser's securities and there can be no assurance that such a market will develop.

          B. Seller warrants that it is accepting the Purchaser's securities for its own account, with the intention of holding the Common Shares for investment, with no present intention of allowing others to participate in ownership or of reselling or otherwise participating, directly or indirectly, in any distribution of the Common Shares; and shall not make any sale, transfer or other disposition of the Common
     Shares without registration under the 1933 Act and any applicable securities act of any state or unless an exemption from registration is available under those acts, respectively.

          C. Seller warrants that it has adequate means of providing for its current financial needs and contingencies and has no need for liquidity in the securities contemplated to be transferred.

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          D.   Seller warrants that it is financially able
     to bear the economic risk of an investment in the Purchaser's securities, including the ability to hold the same for an indefinite period and to afford a complete loss of the investment.

          E. Seller warrants that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Purchaser's securities.

          F. Seller warrants that it has been given the opportunity to ask questions of, and receive answers from the Purchaser concerning an investment in the Purchaser's securities and to obtain such other information as Seller may require in order to evaluate an investment in the securities of the Purchaser.

          G. Seller understands that the provisions of Rule 144 under the 1933 Act are not available for at least two (2) years to permit resales of the Common
     Shares and there can be no assurance that the conditions necessary to permit resales of the Common
     Shares under Rule 144 will ever be satisfied, and, if Rule 144 should become available, resales made in reliance on its provisions could be made only in limited amounts and in accordance with the terms and conditions of the Rule. Seller understands that in connection with resales of the Common Shares for which Rule 144 is not available, compliance with some other registration exemption will be required.

          H. Seller understands and agrees that stop transfer instructions may be given to Purchaser's transfer agent or the officer in charge of its stock records and noted on the appropriate records of the Purchaser to the effect that the Common Shares may not be transferred out of Seller's name unless it is established to the satisfaction of counsel to Purchaser that such transfer is in compliance with applicable securities laws. Seller further understands that there will be placed on the certificates for the Common Shares, or any substitutions therefore, a restrictive legend stating in substance as follows:

          These securities have not been registered under the Securities Act of 1933, as amended, ("Act") and may not be sold, assigned or transferred except (i) pursuant to a Registration Statement under the Act which has become effective and is current with respect to these shares, or (ii) pursuant to a specific exemption from registration under the Act but only upon a holder hereof first having obtained the written opinion of counsel to the Corporation, or other counsel acceptable to the Corporation, that the proposed disposition is consistent with all applicable provisions of the Act as well as any applicable "Blue Sky" or similar securities laws.

          I.   Authority and Compliance.     Seller warrants
     that the person who executed this Agreement has full and lawful authority to act on behalf of the Seller. This Agreement has been duly and validly executed and delivered by Seller on behalf of the individual Partners and constitutes a valid obligation of Seller, enforceable in accordance with its terms.

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          J.   Title.    Seller is the sole owner of an
     undivided interest in and to Fifteen percent (15%) of Da Hoss and has good and marketable title to the same and owns the same free and clear of any and all liens, claims and encumbrances of any nature, form or description. Seller warrants and will defend title to Da Hoss to be transferred to Purchaser hereunder.

          K. Legal Proceedings. There are no disputes, claims, actions, suits, proceedings, arbitrations or investigations, either administrative or judicial, pending, threatened or contemplated by or against Seller or its interest in Da Hoss, at law or in equity, before or by any court or governmental agency, body or before an arbitrator of any kind, which, if determined adversely to Seller, would materially affect the value of its interest in Da Hoss.

          L.   Indemnification.    Seller shall indemnify,
     defend and hold harmless Purchaser, its agent, successors and insurers of the same from and against any claim, liability, obligation, loss, damage, assessment, judgment, cost, expense, action, suit, proceeding or demand, of any kind or character (including without limitation, reasonable attorney's fees and expenses and costs and expenses reasonably incurred in investigation, preparing or defending any litigation or claim), resulting from or attributable to any failure of Seller to pay, perform, fulfill or discharge any liability related in any way to its ownership of an undivided interest in and to Fifteen percent (15%) of Da Hoss and which relates to any event or circumstances occurring prior to the Effective Date of this Agreement.

          M.   Physical Condition of Da Hoss.     As of the
     Effective Date, the Seller hereby warrants that the physical condition of Da Hoss is such that no impediments are present which would hinder Da Hoss' ability to take part in the thoroughbred racing industry. Specifically, Seller represents and warrants that Da Hoss does not suffer from Colic, Degenerative Joint Disease, Exercise Induced Pulmonary Hemorrhage, Laminitis or any other form of equine disease.

          N. Upon the effective date of this Agreement, all daily operating expenses (up to 15% of the total) associated with the care, health and maintenance of Da Hoss shall become the responsibility of the Purchaser. The Seller hereby represents and warrants to the Purchaser, that should the Private Offering, referred to herein, of the Purchaser's securities not to be completed during the offering period, including any extensions thereof, then Seller shall repay to Purchaser all expenses incurred by Purchaser from the Effective Date of this Agreement until such time as the Offering is deemed terminated.

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     2.02 Representations of Purchaser. Purchaser represents,
warrants, and agrees as follows:

          A.   Indemnification.    Purchaser shall
     indemnify, defend and hold harmless Seller from and against any claim, liability, obligation, loss, damage, assessment, judgment, cost, expense, action, suit, proceeding or demand, of any kind or character (including without limitation, reasonable attorney's fees and expenses and costs and expenses reasonably incurred in investigation, preparing or defending any litigation or claim), resulting from or attributable to any failure of Purchaser to pay, perform, fulfill or discharge any liability related in any way to Da Hoss and which relates to any event or circumstances occurring subsequent to the Effective Date of this Agreement.

                          ARTICLE III
                         Miscellaneous

     3.01 Costs.         Each party shall bear all costs incurred
by it in the Transaction.

     3.02 Amendment.     This Agreement may not be altered or
amended, nor any rights or conditions hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any term, provision, or condition in this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision or condition of this Agreement.

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     3.03 Further Assurances.      The parties to this Agreement
shall execute, acknowledge and deliver, or cause to be executed, shall take such other action as may be necessary or advisable to carry out their respective obligations under this Agreement.

     3.04 Assignment.    No party may assign its rights or
delegate its duties or obligations under this Agreement without the prior written consent of all of the other parties.

     3.05 Headings. The headings of the Articles and Sections of this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

     3.06 Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Colorado.

     3.07 Survival. All of the covenants, agreements, representations and warranties set forth in this Agreement shall survive and inure to the benefit of the parties so long as this Agreement is effective.

     3.08 Counterparts. This Agreement may be executed by the parties in any number of counterparts, each of which shall be deemed an original instrument, all of which together shall constitute one and the same agreement.

     3.09 Parties in Interest.     This Agreement shall be
binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies whatsoever.

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     IN WITNESS WHEREOF, this Agreement has been executed by the parties to be effective as of the date first above written.

                              Seller:
                              WALLSTREET RACING STABLES III

                              By:    /s/ Clifford C. Thygesen
                              Title: Authorized General Partner


                              Purchaser:
                              WALLSTREET RACING STABLES, INC.

                              By:      /s/ Raymond E. McElhaney
                              Title:      President


ATTEST:

/s/ Bill M. Conrad
Secretary






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                      TABLE OF ATTACHMENTS

Exhibit "A"-   Subscription Agreement
               & Purchaser Questionnaire